UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LoJack Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 20, 2010

You are hereby notified that the annual meeting of shareholders of LoJack Corporation, or the Company, will be held on the 20th day of May 2010 at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, for the following purposes:

1. To consider and act upon a proposal to fix the number of directors of the Company at eight and to elect eight directors for the ensuing year.

2. To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for 2010.

3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Attached to this notice is a Proxy Statement relating to the proposals to be considered at the annual meeting. The Board of Directors has fixed the close of business on March 17, 2010 as the record date for the meeting. Only shareholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the Internet. Accordingly, you can access proxy materials and vote at www.lojack.com/proxy. You may also vote via the Internet or telephone by following the instructions on that website. In order to vote on the Internet or by telephone you must have a shareholder identification number, which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

If you plan to attend the meeting in person, you may pre-register by following the instructions provided on the website indicated in the Notice of Internet Availability of Proxy Materials or by contacting the Company’s Investor Relations Department at (781) 251-4700.

Please note that security requirements at the location where the meeting will be held require identification to enter the building. Thus, for your convenience, please bring the shareholder identification number, which is being mailed on the Notice Regarding the Availability of Proxy Materials, or other evidence of stock ownership with you to the meeting. Only shareholders or those individuals who are guests of the Company may attend and be admitted to the meeting. Photo identification is also required (a valid driver’s license or passport is preferred).

If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares. If you do not have either a shareholder identification number or proof that you own shares of the Company, you will not be admitted to the meeting.

By order of the Board of Directors,

KATHLEEN P. LUNDY, Clerk

April 8, 2010

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO MAY 6, 2010 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

LOJACK CORPORATION

Executive Offices

200 Lowder Brook Drive, Suite 1000

Westwood, Massachusetts 02090

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are first being made available, and a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed by LoJack Corporation, or the Company, to the holders of record of the Company’s outstanding shares of common stock, $.01 par value, or Common Stock, commencing on or about April 8, 2010. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of shareholders of the Company, or the Meeting, to be held on the 20th day of May 2010 at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names.

Only shareholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 17, 2010 as the record date for the Meeting. On March 17, 2010, there were issued and outstanding 18,332,938 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of shareholders entitled to vote 51% in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. A plurality means that the individuals with the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the Meeting. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting. A majority means that such actions require more than 50% of the votes cast to be approved.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and be voted as specified in the proxies.

With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld are not considered “votes cast” and thus have no effect on the election of directors.

With regard to ratification of the appointment of KPMG LLP as our independent registered public accounting firm, votes may be cast in favor, cast against, cast as an abstention or left blank. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on the ratification and, therefore, they will have no effect on the voting for this proposal. Votes that are left blank will be voted FOR the ratification of KPMG LLP as our independent registered public accounting firm.

With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Submitted proxies which are left blank or for which a vote is withheld and broker non-votes will also be counted as present for purposes of determining a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal.

When a properly signed proxy is returned, prior to the date of, or at, the Meeting, the shares represented thereby will be voted by the proxies named in accordance with the shareholder’s instructions indicated on the proxy. Each shareholder is urged to specify the shareholder’s choices on the enclosed proxy. Sending in a proxy will not affect a shareholder’s right to attend the Meeting and vote in person. Votes provided over the Internet or by telephone must be received by 11:59 pm Eastern Daylight Savings Time on May 19, 2010.

A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation or by voting over the Internet or by telephone at a later time, each in the manner provided on the website indicated in the Notice of Internet Availability. You may also revoke your proxy by attending the Meeting and voting in person. A shareholder’s attendance at the Meeting will not by itself revoke a proxy. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials via the Internet. Accordingly, selected shareholders, including beneficial owners, will receive a Notice of Internet Availability which will be mailed on or about April 8, 2010.

On the date of mailing of the Notice of Internet Availability, such shareholders will be able to access all of the proxy materials on the Internet at www.lojack.com/proxy. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our Annual Report on Form 10-K) over the Internet or through other methods specified at the website designated in the Notice of Internet Availability. The website contains instructions as to how to vote by Internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has proposed that the number of directors of the Company be fixed at eight and eight directors be elected to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board will be voted in favor of the eight nominees named below, unless otherwise specified on the proxy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

A description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the nominees should serve as a director follows the biographical information of each director below.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Robert J. Murray	68

Mr. Murray has served as a director of the Company since 1992 and as Lead Director since May 2003. He was Chairman of the Board of New England Business Service, Inc., or NEBS, from December 1995 until June 2004. Mr. Murray also served as Chief Executive Officer of NEBS from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a subsidiary of The Gillette Company headquartered in Germany. He held a variety of other management positions at The Gillette Company since 1961. Mr. Murray also serves on the Board of Directors of The Hanover Insurance Group (formerly Allmerica Financial Corporation), Tupperware Brands, Inc., IDEXX Laboratories, Inc. and Delhaize Group, an international Belgian food retailer, each of which is a publicly held company.

Mr. Murray’s extensive experience on public company boards, together with his more than 40 years of combined service with The Gillette Company and NEBS, enables him to provide the Board with strong leadership and a global perspective as our Lead Director.

Harvey Rosenthal	67

Mr. Rosenthal has served as a director of the Company since 1997 and as Chairperson of the Compensation Committee since 2002. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Board of Trustees of EQ Advisors Trust, an investment company registered under the Investment Company Act of 1940, and the Dana-Farber Cancer Institute.

Mr. Rosenthal’s prior experience as a Chief Executive Officer enables him to bring significant experience to the Board relating to marketing, mergers and acquisitions and growth management.

John H. MacKinnon	69

Mr. MacKinnon has served as a director of the Company since 2000 and as Chairperson of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until

Name	Age	Present Principal Employer and Prior Business Experience

his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of BioSphere Medical, Inc. and National Datacomputer, Inc., each of which is a publicly held company. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Boards of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.

Mr. MacKinnon’s extensive experience as a partner with PricewaterhouseCoopers LLP is invaluable in his role as Chairman of the Audit Committee and to our Board’s discussions of the Company’s financial and accounting matters.

Robert L. Rewey	71

Mr. Rewey has served as a director of the Company since 2002 and as Chairperson of the Nominating/Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Board of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., each of which is a public company, and of LLR Partners (doing business as Reading Truck Group LLC) and Dealer Tire Company LLC, each of which is a private entity, and is active in business and community affairs.

Mr. Rewey’s 38 years of experience with Ford Motor Company enables him to provide the Board with valuable unique insights and perspective into the automobile industry.

Richard T. Riley	54

Mr. Riley has served as Executive Chairman since January 2009. He served as our Chairman and Chief Executive Officer from November 2006 to December 2008 and as our President and Chief Operating Officer from February 2005 to November 2006. Mr. Riley has served as a director of the Company since February 2005. Prior to joining the Company, Mr. Riley served as an officer and director of New England Business Service, Inc., or NEBS, then a public company listed on the New York Stock Exchange. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. He serves as the Chairman of the Supervisory Board of VistaPrint, N.V., a publicly held printing and graphic arts business. Mr. Riley also serves on the Board of Directors of Dorman

Name	Age	Present Principal Employer and Prior Business Experience

Products, Inc., a publicly held supplier of automotive replacement parts and service line products, and Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Mr. Riley’s experience as our Executive Chairman and previously as our Chief Executive Officer provides him with intimate knowledge of our technology, operations, challenges and opportunities.

Maria Renna Sharpe	51

Ms. Sharpe has served as a director of the Company since May 2006. She currently serves as Senior Vice President and Chief Human Resources Officer of The Dun & Bradstreet Corporation. Prior to joining The Dun & Bradstreet Corporation in April 2010, Ms. Sharpe served as Senior Vice President, Compensation, Benefits and Human Resource Systems at PepsiCo, Inc. from September 2007 to March 2010. Prior to that, Ms. Sharpe served as Senior Vice President, Human Resources and Corporate Secretary of UST Inc. from December 2006 to September 2007. She joined UST Inc. in May 2004 as Vice President, Human Resources and in January 2005, she was appointed Assistant Corporate Secretary. Prior to joining UST, Ms. Sharpe held several senior human resources and legal positions at PepsiCo, Inc., from May 1994 to July 2003, including Chief Human Resources Attorney, Vice President of Worldwide Compensation, and Vice President of Worldwide Benefits. Previously, she held positions as senior tax attorney and tax consultant for Exxon Mobil Corporation and PricewaterhouseCoopers LLP. She is admitted to the practice of law in New York, New Jersey and Texas. Ms. Sharpe also serves on the Board of Directors of the National Business Group on Health.

Ms. Sharpe’s background as a lawyer, together with her extensive career in human resources, enables her to bring a unique perspective to the Board, particularly on matters related to corporate governance, compensation and benefits and mergers and acquisitions.

Ronald V. Waters III	58

Mr. Waters has served as President and Chief Executive Officer since January 2009 and as a director of the Company since February 2007. On February 12 2010, the Board voted to promote Mr. Waters to Chairman, Chief Executive Officer and President, effective May 20, 2010. He served as our President and Chief Operating Officer from February 2007 to December 2008. Prior to joining the Company, he served as Chief Operating Officer for the Wm. Wrigley Jr. Company from December 2003 through May 2006. Mr. Waters joined the Wm. Wrigley Jr. Company in 1999 as Chief Financial Officer and served as Chief Financial Officer until his elevation to Chief Operating Officer in 2003. Prior to joining the Wm. Wrigley Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company from 1993 to 1999. Before joining the Gillette Company, Mr. Waters was a Partner and Practice Leader with KPMG International. From September 2006 through March 2007, Mr. Waters served on the Board of Directors of Sabre Holdings Corporation, a world leader in travel commerce, and formerly a public company. Mr. Waters currently serves on the Board of Directors of HNI Corporation, a publicly held U.S. manufacturer of office furniture and

Name	Age	Present Principal Employer and Prior Business Experience

home products, and Fortune Brands Inc., a publicly held consumer brands company.

Mr. Waters’ current experience as our Chief Executive Officer, and his prior experience as a senior executive at global consumer brands companies, enables him to bring valuable insight into the Company’s opportunities, challenges and business operations.

Rory J. Cowan	57

Mr. Cowan has served as a director of the Company since February 2007. He is Chief Executive Officer and Chairman of the Board of Lionbridge Technologies, Inc., a publicly held company which he founded in 1996. Prior to founding Lionbridge, Mr. Cowan was Executive Vice President and member of the Management Committee for R.R. Donnelly & Sons. He was also Chief Executive Officer of Stream International, Inc., a division of R.R. Donnelley & Sons. Mr. Cowan also serves on the Board of Directors of Sielox, Inc., a publicly held company that markets video and imaging products to the security market.

Mr. Cowan’s current experience as Chief Executive Officer of a public technology company with a significant international presence enables him to contribute insight into our domestic and international markets, and in particular on matters relating to our capital and liquidity.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The approval of a plurality of the votes properly cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, or the Audit Committee, conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. As a result of that process and following careful deliberation, on March 30, 2010, the Audit Committee appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and replaced Deloitte & Touche LLP, or Deloitte. The decision to replace Deloitte and appoint KPMG LLP was approved by the Audit Committee following completion of a process in which several independent audit firms, including Deloitte, submitted bids and made presentations to us.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2009 and the subsequent period through March 30, 2010, the Company had (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or through March 30, 2010.

During the fiscal years ended December 31, 2008 and 2009, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding (1) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a “disagreement” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as such term is described in Item 304(a)(1)(v)).

Although shareholder approval is not legally required, the Audit Committee of the Board of Directors has voted to recommend that shareholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms but we anticipate that no change in our independent registered public accounting firm would be made for 2010 due to the difficulty of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of our independent registered public accounting firm for 2011. A representative of KPMG LLP plans to be present at the Meeting, will have the opportunity to make a statement and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

The Board recommends a vote FOR the proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2010.

CORPORATE GOVERNANCE

Board Leadership Structure

Historically, the Company has entrusted the roles of Chairman and Chief Executive Officer to one individual. The Company believes this structure is appropriate for a Company of our size and complexity because the Chairman and Chief Executive Officer (i) is most familiar with the Company’s business and industry, (ii) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, and is thus best positioned to develop agendas that ensure the Board’s time and attention are focused on matters which are critical to the Company, and (iii) conveys a clear, cohesive message to our stockholders, employees and industry partners. The Board believes that this structure provides an efficient and effective leadership model for the Company. The Chief Executive Officer is the individual selected by the Board to manage the Company’s day-to-day operations, and his direct involvement in the business makes him best positioned to lead productive Board sessions. We believe that the structure of our Board facilitates efficient communication between our directors and management team who frequently and directly work together and share information and ideas. Since January 2009, Mr. Riley has served as our Executive Chairman while Mr. Waters served as our President and Chief Executive Officer. The Chairman and Chief Executive Officer positions were split in 2009 as part of a transition due to Mr. Riley’s retirement. Effective as of May 20, 2010, Mr. Riley will retire as Executive Chairman and Mr. Waters will serve as both Chairman and Chief Executive Officer. This succession is the result of the Compensation Committee’s detailed, thorough and ongoing management and implementation of the Company’s succession planning process for the senior management positions in the Company. The Compensation Committee believes that actively engaging in the succession planning process is a critical part of the Company’s long-term management continuity preparedness. Succession planning is an ongoing process with respect to management positions across the Company, and is an integral part of the Company’s normal personnel planning activities. In May of each year, the entire Board participates in a full review of the succession plan for senior management positions and reviews the Company’s leadership development program. In addition, on a regular basis, the entire Board is updated on this process during the executive session of Board meetings.

Lead Director

The Company believes that independent Board leadership is important and since one individual has historically served as Chairman and Chief Executive Officer, the Board has a long-established role of Lead Director. The Lead Director is an independent director who serves as the principal liaison between the Chairman and the other independent directors and leads the executive sessions of our independent directors. Robert J. Murray has been designated as the Lead Director to chair and lead meetings of the independent directors. Mr. Murray has served in such capacity since May 2003.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing the Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Our Board leadership structure, together with the frequent interaction between our directors and members of senior management, assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board also plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The entire Board of Directors is formally apprised at least annually of the Company’s enterprise risk management efforts. The Board reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with director independence and conflicts of interest. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports.

Meetings of the Board and Committees

The Board met thirteen times and acted once by written consent during the fiscal year ended December 31, 2009. The Board has a standing: (a) Audit Committee; (b) Compensation, Organization and Succession Committee, or Compensation Committee; and (c) Nominating/Corporate Governance Committee. During the fiscal year ended December 31, 2009, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of all committees on which he or she served during the period that he or she served on such committee.

The following members of the Board have been determined by the Board to be “independent” based on the application of the Company’s independence standards and under applicable rules and regulations of the SEC and the NASDAQ: Robert J. Murray, Harvey Rosenthal, John H. MacKinnon, Robert L. Rewey, Maria Renna Sharpe and Rory J. Cowan. The Board of Directors has determined that to be considered “independent”, a director may not have any direct or indirect material relationships with the Company. In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to the directors’ commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and has affirmatively determined that all of the non-management directors standing for election are “independent”, except for Mr. Riley who will retire as Executive Chairman effective as of May 20, 2010.

Our policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held before or immediately following the annual meeting of shareholders. All Board members attended last year’s annual meeting of shareholders and the Board meeting held immediately thereafter.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of John H. MacKinnon (Chairperson), Harvey Rosenthal and Rory J. Cowan, each of whom is an “independent” director. The Board has also determined that John H. MacKinnon is an “audit committee financial expert.” The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee appoints and confers with our independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with such independent accountants and with our financial personnel to review the adequacy of our accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at our website at www.lojack.com under the heading “Investor Relations.” The Audit Committee held ten meetings during the fiscal year ended December 31, 2009.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), John H. MacKinnon and Maria Renna Sharpe each of whom is an “independent” director. The Nominating/Corporate Governance Committee leads the Board’s effort at ensuring we have qualified directors by: (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board a group of director nominees for each annual meeting of shareholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) considering candidates for nominees as directors of the Company who are recommended by shareholders entitled to do so under our Bylaws; and (iv) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of

the Board have qualified and experienced “independent” directors. In addition, the Nominating/Corporate Governance Committee develops and monitors a set of effective corporate governance policies and procedures applicable to the Company and leads the Board through the annual evaluation of the performance of committees and of the Board as a whole. The Company’s Corporate Governance Guidelines are available at our website at www.lojack.com under the heading “Investor Relations.” The Guidelines describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, qualification and compensation of directors and succession planning. The Board has also adopted a written charter for the Nominating/Corporate Governance Committee which is also available at our website at www.lojack.com under the heading “Investor Relations.” The Nominating/Corporate Governance Committee met three times during the fiscal year ended December 31, 2009.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/ Corporate Governance Committee initiates a search process and keeps the Board apprised of its progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by shareholders. The initial candidate or candidates, including anyone recommended by a shareholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are reviewed and evaluated by the Nominating/Corporate Governance Committee. The evaluation process for candidates recommended by shareholders is the same as the process used to evaluate candidates recommended by any other source.

To be considered by the Nominating/Corporate Governance Committee, a shareholder recommendation for a nominee must be made by written notice to the Chairperson of the Nominating/Corporate Governance Committee and the Clerk of the Company, containing, at a minimum, the name, appropriate biographical information and qualifications of the nominee. In considering shareholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable shareholder or shareholders.

Although the Company does not have a formal policy regarding diversity in identifying nominees for directors, the Nominating/Corporate Governance Committee seeks individuals who have qualities which the Nominating/Corporate Governance Committee believes will be effective in serving our best interests. Generally, selection criteria include: the candidate’s character, integrity, business judgment, experience, technical expertise, age, gender, public company board experience, industry experience and familiarity with national, international and competitive issues facing the Company. The Board believes this criteria is effective in identifying and assessing nominees for the Company’s Board.

All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in some cases as chief executive officer, of public companies. They also bring extensive board experience. The process undertaken by the Nominating/Corporate Governance Committee in recommending qualified director candidates is described above. Certain qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described under “Proposal No. 1- Election of Directors”, “Principal Employment and Experience of Director Nominees” on page 3.

In 2009, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. We did not receive any shareholder recommendations or nominations for the Board for election at the Meeting, except the nominations made by the Board which includes individuals who are shareholders. All of the nominees for election at the Meeting are current members of our Board.

Compensation, Organization and Succession Committee

The Compensation Committee currently consists of Harvey Rosenthal (Chairperson), Robert L. Rewey, Maria Renna Sharpe and Rory J. Cowan. The Board has determined that all of the members of the Compensation Committee are “independent.” The Compensation Committee is authorized to and: (i) reviews our compensation philosophy and programs and exercises authority with respect to the payment of annual salary, bonuses and stock-based incentives to directors and executive officers; (ii) oversees and exercises authority with respect to our stock incentive plan, deferred compensation plan, 401(k) retirement plan, perquisites, health plans and change in control agreements; (iii) delegates the responsibility for the administration of the stock incentive plan to certain executive officers; (iv) annually reviews and discusses with management the Compensation Discussion and Analysis to be included in our Annual Report on Form 10-K and annual proxy statement; and (v) oversees the development and implementation of our senior management succession plan.

In reviewing the performance of and recommending compensation for executive officers, the Compensation Committee takes into account the views of certain executive officers. For example, in 2009, both the Executive Chairman and the President and Chief Executive Officer reported to the Compensation Committee on his respective evaluation of each executive officer other than himself.

The Board has adopted a written charter for the Compensation Committee which is reviewed and reassessed on an annual basis and is available at our website at www.lojack.com under the heading “Investor Relations.” The Compensation Committee met seven times during the fiscal year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2009, no member of the Compensation Committee (i) was, or had previously been, an executive officer or employee of the Company or any of our subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions or, in the absence of any such committee, the full board of directors) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

To ensure our long-term success, it is critical that our business be managed by motivated, experienced and capable individuals with the skills and dedication to oversee our global organization and the vision to anticipate and prepare for future market developments. It is also important for us to develop our leaders and to ensure an appropriate depth of executive talent. In order to achieve these objectives, the Compensation Committee, or the Committee, establishes our compensation philosophy and determines the forms of compensation and benefits for all employees, including our executive officers.

The Committee structures our compensation programs to achieve the following objectives:

•

Motivate individuals to perform at their highest levels and pay for performance by rewarding achievements that further our business strategy by linking a significant portion of each executive’s total compensation to actual performance;

•	Continue to retain and engage exceptionally talented individuals;

•

Align executive compensation with the achievement of Company, department or business unit and individual goals, on both a short-term and long-term basis to drive sustainable long-term performance and shareholder value;

•

Provide that a majority of the executive officers’ total direct compensation be based upon actual achievement, without encouraging unnecessary risk-taking, so that executive officers will not receive value from such compensation unless balanced performance goals are achieved over a specified time period or our stock price appreciates; and

•	Offer compensation packages competitive with those paid by companies in our peer group and other comparable companies.

It is the Company’s philosophy, when determining annual base salary and cash incentive compensation, to target the median of our peer group, while targeting the 75th percentile of our peer group, when determining long-term equity grants. The Committee generally does not utilize perquisites or other benefits for executive officers that are not available to all Company employees. The Committee periodically uses an independent compensation consultant to evaluate the market and our practices and utilized such a consultant in 2006, 2007 and 2008.

2009 Executive Compensation Decisions

Our executive compensation program is designed and implemented to align the interests of our executive officers with those of our shareholders by tying a significant portion of our executive officers’ compensation to our actual performance. Due to Company performance and prevailing economic conditions in 2009, the Committee took numerous actions in 2009 which resulted in compensation that is below the levels generally targeted under our philosophy and which continue to tie a large portion of executive officer compensation to the Company’s actual performance. These actions included: (i) a salary freeze for all executive officers, except for our Executive Chairman and our Chief Executive Officer, for whom there was a reduction in their annual salary rate for 2009; (ii) the elimination of the Company match for both 401(k) and deferred compensation plan contributions for eligible employees; (iii) the elimination of the Employee Stock Purchase Plan, which had been available to all employees; and (iv) a limited grant of time-based restricted stock awards to certain executive officers for performance in 2009 to enhance the retention value to such executives. In addition, long-term equity grants to executive officers in 2009 were at approximately the 50th percentile of our peer group, as compared to the Committee’s target of the 75th percentile.

The Committee took further actions in early 2010 which were based upon the Company’s performance and continued uncertainty in the automotive industry, including: (i) the exercise of negative discretion under the Company’s Annual Incentive Plan for cash incentive compensation relating to 2009, resulting in no annual incentive plan payments to executive officers; (ii) the introduction of an EBITDA target, rather than operating income, for both cash incentive compensation awards and performance-based restricted stock grants, as EBITDA reflects our current cash position and is directly influenced by management’s actions; (iii) the offer to allow executive officers to forfeit their February 2009 performance-based restricted stock grants in exchange for a reissuance of 50% of the shares at the EBITDA target based on our budget for 2010; (iv) the further delay in implementing merit salary increases in 2010 pending our financial results during 2010; (v) the elimination of performance-based restricted stock grants to executive officers for the 2010/2011 measuring period; (vi) a moderate increase in the grant date value of stock options granted to certain executive officers; and (vii) restoration of the Company matching 401(k) contributions for all employees.

Process for Determining Executive Compensation

Role of the Committee. Each year, the Committee conducts a full review of our executive compensation program in light of Company performance, competitive practices and corporate governance trends. In 2009, the Committee’s process to determine executive compensation consisted of three main elements: (i) reviewing a summary of all components of executive compensation prepared by our human resources department; (ii) benchmarking against our peer group and a broader group based upon the Company’s industry and size; and (iii) soliciting information from and about our executive officers. As part of the full review of our executive compensation program, the Committee periodically obtains the input and expertise of an independent compensation consultant. The Committee obtained such independent input in 2008, 2007 and 2006 respectively. Due to the combination of the state of the automotive industry, the recent reviews by independent consultants in each of the past three years, and the Company’s current position of executive compensation at the lower end of our articulated relative positioning, the Committee did not retain an independent compensation consultant in 2009. Rather, the Committee relied upon benchmarking data compiled by our human resources department regarding our peer group and comparable companies and determined executive compensation based upon a comparison of our practices to such market data, taking into account both performance and affordability.

Summary of Current Executive Compensation. Our human resources department prepared a summary of executive compensation for the Committee, which identified all components of each executive officer’s total compensation for the prior two years, including:

(i)	salary and cash incentive compensation;

(ii)	grant sizes and Black-Scholes value for stock options issued; and

(iii)	grant sizes and grant values of restricted stock issued (time-based and performance-based vesting).

The Committee also reviewed the actual benefit received by executive officers related to the long-term incentive grants awarded in the past two years. The Committee uses the executive compensation summary to: (i) fully understand the aggregate value of compensation and benefits for each executive officer to determine competitiveness; and (ii) quantify the percentage of executive compensation paid in the form of annual incentives and long-term equity compensation to ensure an appropriate portion of compensation is performance-based so as to create incentives for above-target performance and consequences for below-target performance. The Committee’s review of this summary assists in the identification of changes that should be made to the total mix of compensation in light of affordability to ensure that a significant amount of compensation is tied to performance.

The Committee bases its recommendations on its review of the Company’s actual performance, Company performance relative to the targets established in advance by the Committee and a review of each executive officer’s individual performance and contributions to the Company.

Benchmarking/Peer Group Review. In 2008, the Committee, with the assistance of an independent compensation consultant, established a peer group based upon the following primary selection criteria: (i) public, U.S. based companies with products and/or in an industry similar to the Company; (ii) companies with annual revenue between $100 million and $450 million; and (iii) companies with market capitalization between approximately $40 million and $650 million. The peer group was further refined based on input from the Committee and management as to which businesses were most comparable to the Company. For 2009 benchmarking purposes, we removed two companies from the peer group used in 2008, as these companies no longer provided public information. In 2009, our peer group was comprised of the following 13 companies:

Applied Signal Technology	iRobot Corp.
ArgonST, Inc.	Protection One, Inc.
Audiovox Corporation	Sparton Corp.
CalAmp Corp.	STRATTEC Security Corporation
EF Johnson Technologies Inc.	TiVo, Inc.
EMS Technologies, Inc.	Universal Electronics Inc.
Herley Industries, Inc.

The Committee utilizes peer group data for reference purposes and does not strictly adhere to formulas or rigidly set the compensation of our executive officers based on peer group information. In determining the appropriate target total compensation for each executive, the Committee reviews each individual separately and considers a variety of factors, including the executive’s experience, unique contribution or value to the Company, and recent performance.

Executive Officer Input. The Committee considers input from management and often has the opportunity to meet with executive officers at various times during the year which allows the Committee to form its own assessment of each individual executive officer’s performance. Although the compensation process is managed, driven and decided by the Committee, the views of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. For example, in 2009, both the Executive Chairman and the Chief Executive Officer reported to the Committee on his respective evaluation of each executive officer other than himself. These evaluations included a formal review of each executive officer’s contribution and performance over the past year and an assessment of his or her strengths and development opportunities. In reviewing our Chief Executive Officer’s compensation for 2009 performance, the Committee took into account Company revenue and operating performance relative to targets, delivery on the Company’s long-term strategic plan, the success of efforts to diversify the Company’s business, enhancement of shareholder value and the Company’s performance relative to our industry. In addition, in evaluating our Chief Executive Officer’s performance in 2009, the Committee reviewed written evaluations prepared by each of the independent directors. Our Executive Chairman will retire effective May 2010 and our current Chief Executive Officer will become Chairman, Chief Executive Officer and President at that time.

Role of Independent Consultant. Historically, the Committee has considered analysis and advice from an independent compensation consultant when making compensation decisions regarding our executive officers. The Committee directly retained Dolmat-Connell Associates in 2006, 2007, and 2008. In 2008, Dolmat-Connell Associates performed a review of our executive compensation program, which included an analysis of base salary, target total cash compensation, actual total cash compensation, long-term incentive compensation (including stock options, restricted stock and performance-based restricted stock), target total direct compensation and actual total direct compensation, all in comparison to our peer group companies and a broader survey group of comparable sized companies in our industry. As a result of the robustness of this comprehensive review in 2008, combined with the state of the automotive industry and the current economic environment, in February 2009 the Committee decided not to retain an independent compensation consultant in 2009. Rather, our human resources department compiled executive compensation data which included a comparison of composite data of our peer group companies and comparable sized companies in our industry. The results of this analysis were taken into consideration in arriving at the compensation decisions implemented by the Committee.

Risk Mitigation. The Committee oversees the Company’s compensation policies and practices with respect to all employees. In setting such compensation policies and practices, the Committee considers the appropriate metrics to be used to set compensation and incentive types and amounts. In certain business units, such as domestic or international sales, employees are compensated and incentivized according to the volume of product sold during a specified period. The Committee believes this practice is reasonable and appropriate for such business units.

The Committee seeks to minimize unnecessary risk-taking by paying for performance which is sustainable and consistent with both the short-term and long-term interests of our shareholders. The targets upon which annual cash incentives and long-term equity incentive awards are earned are fully reviewed by and approved by the Company’s entire Board.

Elements of Executive Compensation

The principal elements of our executive compensation program include: (i) base salary; (ii) annual incentive cash compensation; (iii) long-term incentive stock compensation; (iv) deferred compensation; and (v) benefits and perquisites.

1. Base Salary

Base salary is intended to compensate executive officers at a level which is appropriate for an executive in his or her position, consistent with the officer’s experience, capabilities and actual performance and in an amount which is competitive with the level of compensation paid by companies of similar size, complexity, revenue and growth potential. The Committee annually reviews base salary information and targets base salaries at the median of our peer group. In addition, executive officer salaries are reviewed relative to internal positions to ensure equity and alignment of our base salaries within the Company. Due to the continuing conditions in the domestic and international auto industry, which is our core business, our executive officers did not receive any increase in base salary in 2009 and our Executive Chairman and our Chief Executive Officer each received a reduction in his annual salary rate. In 2010, the Committee authorized merit salary increases for executive officers by two percent over 2009 levels; however, the effective date of such increase will not be determined until the Company’s interim financial results during 2010 are known.

2. Annual Incentive Cash Compensation

Annual incentive cash compensation under our Annual Incentive Plan is intended to encourage and reward short-term performance and is determined based on an assessment of performance against targets approved in advance by the Committee. Payouts are generally determined based upon: (i) the Company’s (and/or an applicable business unit, division, or function’s) actual performance, including financial performance measures against our corporate revenue, operating profit and, as applicable, a particular business unit’s revenue and operating profit; and (ii) individual performance, which includes goals relating to strategic business objectives and professional growth and development. Annual incentive cash compensation targets for executive officers range from 40% to 60% of their respective base salaries and are established based on market benchmarking and internal alignment. The following table illustrates the weighting of Company financial performance versus individual performance and the measures used to determine the annual incentive cash compensation for each of our Named Executive Officers in 2009:

	Company Performance (Financial Targets)
	Operating Income	Revenue	Domestic Operating Income	Domestic Revenue	Individual Performance
Ronald V. Waters III	45%	45%	0%	0%	10%
Timothy P. O’Connor	40%	40%	0%	0%	20%
Richard T. Riley	45%	45%	0%	0%	10%
Thomas A. Wooters	40%	40%	0%	0%	20%
William R. Duvall	40%	40%	0%	0%	20%
Kevin M. Mullins	20%	20%	20%	20%	20%

In February 2009, the Committee tied the maximum percentage of payout for performance against individual targets to actual Company performance. To the extent that Company financial performance targets are not met, payouts will not be made for individual performance. The Committee continued to link the maximum percentage of payout for individual performance to the actual percentage of payout for Company financial performance for 2010.

Individual Performance. Satisfaction of the individual performance target is determined based upon the achievement of strategic individual goals established at the beginning of each year by the Committee. By their nature, not all of these goals are formulaic or subject to objective measurement.

Company Performance. The Committee has historically established Company performance goals each year based on revenue and operating income targets based upon our annual budget. We believe that splitting the Company performance measures provides equal emphasis on current profitability and annual revenue growth. The Committee monitors and revises its compensation practices to ensure they are reasonable and appropriate in light of the changing economic environment, trends in our industry and other factors affecting employee and Company performance. In February 2010, the Committee further refined its practices and replaced the operating income targets with EBITDA targets in order to recognize the importance of cash flow in light of the Company’s compliance covenants under its new credit facility. These measures more appropriately reflect our enhanced focus on our cash position, drive shareholder value and are directly influenced by management’s actions. This performance metric also more closely tracks how management and the Company’s lenders measure Company performance.

Each year, the possible payout to executive officers resulting from Company performance ranges from a minimum of 0% to a maximum of 145%, while the possible payout relating to satisfaction of individual goals ranges from 0% to 100%. It is intended that high levels of achievement will provide executives with slightly above average levels of current compensation based on comparability studies, and that lower levels of achievement will provide executives with below average levels of current compensation. In determining actual payments under the Annual Incentive Plan, the Committee applies a formulaic adjustment to the established targets based on the Company’s relative percentage of goal achievement. No annual cash incentive compensation is paid pursuant to a particular Company performance goal if achievement of that specific goal is below 70%. There are incremental increases in pay out for each incremental percent of achievement above the 70% threshold with respect to each applicable Company performance target. Upon achievement of the 70% threshold, 30% of the target cash incentive will be paid; at 100% achievement, the full target cash incentive will be paid; and at 115% or greater achievement, 145% of the target cash incentive will be paid, which represents the maximum possible payout.

The Committee believes the goals it sets are challenging, but achievable, and the Committee attempts to set the targets such that the relative difficulty of achieving the target level is consistent from year to year. These targets typically exclude the effects of extraordinary or unusual events, changes in accounting principles or regulatory changes. When appropriate, the Committee will consider retroactive adjustments to the targets to take into account any such developments. Over the past five years, we have achieved performance in excess of the financial targets once, and have achieved the maximum payout level once. The percentage of goal achievement over the past five years has ranged from approximately 19% to 129% of the participant’s target opportunity.

Notwithstanding the foregoing, the Committee retains negative discretion with respect to payments under the Annual Incentive Plan, which permits the Committee to lower, but not to increase, the actual payouts under the plan. The Committee discharges its responsibilities based upon macroeconomic conditions, overall performance within the automotive industry, and Company performance. In light of this, in February 2010 the Committee exercised its negative discretion for fiscal year 2009 and determined that no cash incentive awards would be paid to executive officers for 2009 performance. If the Committee had not used its negative discretion with respect to the Annual Incentive Plan, the targets and the percentage of achievement with respect to bonuses for performance in fiscal year 2009 would have been as described in the table below. More specifically, 2009 Company revenue of $135,013,000 represented 74% of the 2009 Company revenue target, which would have resulted in limited payouts under the Annual Incentive Plan.

2009	Target	Actual	% of Target Achieved	Maximum Potential Payout %	Actual Payout %
Corporate Revenue	$182,954,000	$135,013,000	73.8%	38.0%	0.0%
Corporate Operating Profit	$12,558,049	($44,186,000)	-351.9%	0.0%	0.0%
Domestic Revenue	$102,691,000	$83,217,000	81.0%	53.0%	0.0%
Domestic Operating Profit	($8,735,978)	($19,155,000)	-219.3%	0.0%	0.0%

Annual cash incentive compensation payments, if any, are made in the first quarter of the year upon conclusion of the performance review process. Historically, they have occurred on a date set in advance by the Committee which has been no earlier than the third business day after the earnings release for the previous fiscal year, but not later than March 15th.

3. Long-Term Incentive Stock Compensation

Our long-term incentive stock compensation awards are intended to drive long-term Company performance, align the interests of executives with those of our shareholders and retain executives through long-term vesting of equity awards. We rely heavily on long-term equity awards which vest over time because the Committee believes that such awards are appropriate in attracting and retaining high quality executives and promoting their long-term commitment to the Company. Executive officers’ long-term incentives typically consist of: (i) performance-based restricted stock; (ii) time-based restricted stock; and (iii) stock options.

The Committee targets long-term incentive compensation at the 75th percentile of our peer group in order to provide such compensation only if the performance targets are met. In this way, a significant portion of executive compensation is based on actual performance. Due to Company performance and prevailing economic conditions, in 2009 actual long-term incentive awards were granted at the 50th percentile compared to our peer group. In order to ensure the retention of its key employees, in February 2009 the Committee granted equity awards based on value at the time of grant and generally consisted of 30% performance-based restricted stock, 35% stock options and 35% time-based restricted stock. The value of restricted stock and the exercise price of stock options are set as equal to fair market value on the date of grant, which under the LoJack Corporation 2008 Stock Incentive Plan, or the 2008 Plan, is the closing price of the Common Stock on the date of grant. We have never granted options or restricted stock at a price other than fair market value or bearing a date other than the date of grant.

In February 2010, due to the continuing uncertainty in the automotive industry and the difficulty and variability in trying to establish meaningful performance targets two years in advance, the Committee determined that it would not issue performance-based restricted stock to executive officers in 2010. The Committee further revised its grant practice such that equity awards were issued based on value at the time of grant and generally consisted of approximately 50% to 60% stock options and 30% to 40% time-based restricted stock. Executive officers were not granted awards to fully offset the value of the performance-based restricted shares that were not issued in 2010. In March 2010, on the third business day after our earnings release, we issued time-based restricted stock and stock options to our executive officers, which were earned based upon the executive officers’ performance in 2009.

(a) Performance-based Restricted Stock. Performance-based incentive stock awards are used to motivate executives to achieve key business priorities and objectives and to align executive officers’ interests with longer-term shareholders’ interests because such stock has no value to the executive officer unless we achieve a pre-established defined financial target measured over an aggregate two-year period.

In 2009, executive officers were eligible for performance-based incentive restricted stock awards that vest if our financial performance meets pre-defined, aggregate operating income targets for a two-year performance period. The operating income targets are approved each grant date by the Committee. These performance-based restricted stock grants are forfeited, in whole or in part, unless the Company achieves a pre-established cumulative operating income target over a two-year period. If Company actual performance exceeded the cumulative operating income target, the restricted stock agreements provide for an issuance of additional, unrestricted shares in an amount proportionate to the achievement of operating income in excess of the target. In February 2010, the Committee elected to use EBITDA targets, rather than operating income targets, as the appropriate measure for Company performance and for vesting under the performance-based restricted stock for 2010. These measures are believed to more appropriately reflect our short-term performance, as they are directly influenced by management’s actions and this performance metric more closely tracks how management and the Company’s lenders measure Company performance.

In December 2008, the Company’s Board offered holders of the performance based restricted shares, which were granted in February 2008, and with a 2008/2009 measurement period, the opportunity to (i) forfeit the performance-based restricted stock awards issued in May 2008, and (ii) accept issuance of 50% of the restricted stock awards for 2009, with vesting based upon a revised 2009 operating income target based on the Company’s then current 2009 budget, which was approximately $12,500,000. Actual operating income for fiscal 2009 was less than 85% of this target and therefore in March 2010, executive officers forfeited the entire amount of their December 2008 performance-based restricted stock grants. The table below reflects the number of shares forfeited by the Named Executive Officers and the value of the shares on March 3, 2010, the date of forfeiture, as determined based upon the closing price of the Company’s Common Stock on such date. Mr. Duvall’s performance-based restricted stock was forfeited on the date of his retirement pursuant to the terms of his restricted stock agreement.

Named Executive Officer	Number of Shares Forfeited	Value of Shares on Date of Forfeiture
Ronald V. Waters III	17,250	$73,140
Richard T. Riley	24,650	$104,516
Thomas A. Wooters	4,950	$20,988
Kevin M. Mullins	4,925	$20,882

In light of the global economic climate and its impact on the automobile industry during 2009, in February 2010 the Committee reviewed the performance targets which were established in February 2009, which were expected to vest or be forfeited based on the Company meeting combined operating income targets in 2009 and 2010. Due to the economic environment and the Company’s performance to date, the Committee determined that these grants no longer had value as incentive for performance in fiscal year 2010. In order to continue to retain and motivate executive officers and ensure that the targets are reasonable and achievable, on February 11, 2010, holders of those restricted shares were offered the opportunity to (i) forfeit all of the performance-based restricted stock awards issued in February 2009, and (ii) accept issuance of 50% of the restricted stock awards for 2010, with vesting based upon satisfaction of a 2010 EBITDA target based on the Company’s 2010 budget. All of the executive officers holding such performance-based restricted stock accepted such offer. The table below reflects the number of shares forfeited by the Named Executive Officers and the value of the shares on February 11, 2010, the date of forfeiture, as determined based upon the closing price of the Company’s Common Stock on such date.

Named Executive Officer	Number of Shares Forfeited	Value of Shares on Date of Forfeiture
Ronald V. Waters III	28,850	$129,825
Timothy P. O’Connor	10,825	$48,713
Richard T. Riley	48,075	$216,338
Thomas A. Wooters	12,025	$54,113
Kevin M. Mullins	8,125	$36,563

(b) Time-based Restricted Stock. Executive officers are eligible for time-based restricted stock awards on an annual basis, effectively tying a portion of compensation to the individual’s continued employment and the performance of our Common Stock over the vesting period. These time-based restricted stock awards are used as a retention tool. Such awards typically vest over a period of three years and the Committee believes that three year cliff vesting promotes a longer term perspective and enhances retention of key management. Such awards only provide value if the executive officer remains employed until they vest, and then the value to the executive officer depends upon the value of Company stock. In December 2009, the Committee granted a limited number of time-based restricted stock awards, which vest on the first anniversary of the grant date to key executive officers whose continued employment and performance is critical to the success of the Company in the short-term.

(c) Stock Options. Stock options are used to encourage executive stock ownership and to align our executive officers interests with those of our shareholders as stock options have no intrinsic value and only generate value when shareholders benefit from an increase in stock price. The number of stock options granted to executive officers is based on a target economic value. Under the 2008 Plan, stock options are granted with an exercise price equal to the closing price of our Common Stock on the date of grant and vest over a period of not less than one year. In determining the number of stock options versus shares of restricted stock to be granted to executive officers, the Committee has determined that the Black-Scholes value of one and one-half options is the approximate equivalent of one share of restricted stock. Executive officers are eligible for annual grants of stock options which generally vest in equal annual installments over four years (beginning on the first anniversary of the grant date) and expire seven years from the date of grant. In February 2010, the Committee determined to grant stock options to executive officers with a ratable vesting term of three years. Due to continuing economic conditions, all but approximately eight percent of the vested stock options currently held by our executive officers have exercise prices which exceed our current share price and thus have no current value to executive officers.

4. Deferred Compensation

Designated executive officers and certain key employees specifically designated by the Committee may participate in our Nonqualified Deferred Compensation Plan which is designed to allow deferral of up to 50% of their salary and 100% of their cash incentive compensation each year. Until March 2009, the Company matched 100% of the employees contributions up to a maximum of 6% of total cash compensation for executives with more than five years of service and 50% of contributions up to a maximum of 6% for employees with fewer than five years of service. In March 2009, the Board suspended matching contributions. The Company’s matching contributions are discretionary and the Company currently does not intend to match contributions in 2010. The Company does not pay guaranteed, above-market or preferential earnings on deferred compensation. Earnings on participants’ accounts are determined by investments selected by participants. The amounts deferred are unfunded and unsecured obligations of the Company, receive no preferential standing and are subject to the claims of the Company’s creditors. Contributions, earnings and total account balances as of the end of the fiscal year are shown for the Named Executive Officers in the Nonqualified Deferred Compensation Table on page 32 of this proxy statement. The details of the deferred compensation plan are discussed following the Nonqualified Deferred Compensation Table. Except for the 401(k) and deferred compensation plans, we have no pension or retirement plan available to our employees, including our executive officers.

5. Benefits and Perquisites

The perquisites and other benefits provided to executive officers are comparable to the benefits offered to all of our employees, and in limited instances, our executive officers are offered certain perquisites that contribute to our objective of attracting and retaining top executive talent.

(a) Benefits. We currently pay approximately 70% of health and 50% of dental insurance premiums for all of our employees, including our executive officers.

From January through May 2009, executive officers were eligible to participate in our Employee Stock Purchase Plan which allowed all employees to accumulate up to $25,000 per year from payroll deductions to purchase Company shares. Deductions were accumulated over a six month period and shares were purchased at a discount from the lower of the market price on the first or last day of the six month period. The Company terminated the Employee Stock Purchase Plan on June 1, 2009, for all employees, including executive officers.

We do not have a traditional defined benefit pension or supplemental executive retirement plan arrangement, therefore we believe our executives plan for their retirement substantially through potential wealth accumulation from equity compensation gains. Our executive officers are also eligible to participate in our 401(k) plan, which is available to all employees, and our non-qualified deferred compensation plan, which is available to executive officers and certain key employees. Company matches under both plans were suspended in March 2009. However, the Company match under the 401(k) plan was restored for all participating employees, including executive officers, in 2010. The suspension of non-qualified deferred compensation matches will be continued in 2010.

Executive officers may participate in our charitable contribution matching program on the same basis as all other employees, with matches up to $5,000 in the aggregate per year. Executive officers who relocate to join the Company, or relocate at our request subsequent to hiring, are supported consistent with our general relocation policies.

(b) Perquisites. Our executive compensation program includes limited executive perquisites as we strive to make executive compensation primarily performance-based. We do not provide cars, private air travel, family travel reimbursement or other special travel benefits to executive officers. We do not maintain lodging for the benefit of executive officers or reimburse executive officers for lodging expenses, except in connection with business travel and Company requested relocations. We do not provide club memberships or other personal social or entertainment benefits to executive officers, nor do we reimburse executive officers for any such costs. We do not make loans or provide guarantees to executive officers.

However, since significant time and expertise is required for adequate tax, retirement and financial planning, we offer approximately $4,000 in annual financial and tax planning as a taxable benefit intended to allow executive officers to focus on the needs of the Company with fewer distractions. We also provide an executive physical examination program, which is intended to (i) encourage executives to have regular examinations and (ii) minimize the risk of losing the services of our executive officers due to unforeseen significant health issues.

Thus, with the limited exceptions described above and in the Summary Compensation Table on page 23, our practice is not to provide special perquisites and benefits to our executive officers.

(c) Change-in-Control Provisions. Pursuant to the terms of the LoJack Corporation 2003 Stock Incentive Plan, or the 2003 Plan, and our 2008 Plan, the Committee has discretion to provide that vesting of stock options and restricted stock awards be accelerated on a change-in-control of the Company. The Committee has exercised this discretion with respect to non-employee director and senior management stock options, performance-based restricted stock awards and time-based restricted stock awards. Thus, upon a change-in-control, all such awards will immediately vest in full, as will any matching contributions in the Nonqualified Compensation Plan (which otherwise cliff vest after three years). Under both the 2003 Plan and the 2008 Plan, a change-in-control is deemed to occur if (i) any person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock and (ii) within 24 months immediately thereafter, individuals other than individuals who constitute the entire board of directors or individuals whose election was approved by at least two-thirds of the directors then still in office, become a majority of the Company’s board of directors.

In addition, we have entered into change-in-control agreements with certain executives. These agreements are designed to ensure executive officers focus on the business during periods of uncertainty and are designed to protect such executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against the loss of the anticipated benefits of our long-term incentive compensation program.

In the event of a proposal which could result in a change-in-control, the executive officers must focus on the best interests of our shareholders, and not be distracted by the need to mitigate or plan for the possibility that a new control group might choose to replace management or combine the business into a larger organization. Thus, the goal of the change-in-control agreements is to allow the executive officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. In addition, the Committee believes that it is in the best interests of the Company and our shareholders to offer such agreements to our executive officers as we compete for executive talent in a highly competitive market in which comparable companies offer similar benefits to senior executives.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the principal executive officer and the three other most highly compensated executive officers, but not including our principal financial officer. Certain performance-based compensation, such as stock options issued under our 2003 Plan and the 2008 Plan, each of which is approved by our shareholders, is not subject to the deduction limit. While we have never paid compensation in excess of this limit, we periodically review the potential consequences of Section 162(m) of the Code. However, in order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Committee currently does not have a specific policy that all compensation must be deductible.

Executive Stock Ownership Guidelines

The Committee adopted our stock ownership policy in 2005 which, as amended to date, requires executive officers to own and retain Common Stock of the Company, exclusive of unvested restricted stock, having a value equal to the multiple of annual base salary stated below:

Executive Chairman	2 times annual base salary
President and Chief Executive Officer	2 times annual base salary
Corporate Officers and Corporate level Vice Presidents	1 times annual base salary
Other Vice Presidents, including Regional Vice Presidents	1/2 times annual base salary

Compliance is measured by multiplying the number of shares owned at the close of business on March 31st of each year by the highest closing price during the preceding 12-month period. Individuals who were executive officers when the executive stock ownership policy was adopted are required to be in full compliance with the policy within five years, and are expected to make progress toward compliance in the intervening period. Executive officers hired after March 1, 2005 are expected to comply with the policy within five years after joining of the Company. Executive officers may acquire the mandated equity ownership through open market purchases, exercise of stock option grants and vested restricted stock awards. Due to the continuing uncertain economic conditions and the significant fluctuations in the Company’s stock price, in 2009 the Committee suspended required compliance with the guidelines through October 2010.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Harvey Rosenthal (Chairperson)

Robert L. Rewey

Maria Renna Sharpe

Rory J. Cowan

Summary Compensation Table

The following table and footnotes present the compensation earned in the last three fiscal years by (i) all individuals who served as the Company’s principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2009, or the “PEO”; (ii) all individuals who served as the Company’s principal financial officer or acting in a similar capacity during the fiscal year ended December 31, 2009, or the “PFO”; (iii) the Company’s other three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at December 31, 2009, and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to (iii) above but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2009.

Ronald V. Waters III, our President and Chief Executive Officer, served as our PEO throughout 2009. Timothy P. O’Connor, our Senior Vice President and Chief Financial Officer, served as our PFO throughout 2009 and was appointed Principal Accounting Officer on February 12, 2010. Thomas A. Wooters served as our Executive Vice President and General Counsel until his retirement from such position effective February 12, 2010. William R. Duvall served as our Executive Vice President and Chief Technology Officer until his retirement effective August 24, 2009. Mr. Waters, Mr. O’Connor, Mr. Richard T. Riley, Mr. Wooters, Mr. Kevin M. Mullins and Mr. Duvall are considered our Named Executives Officers for 2009.

SUMMARY COMPENSATION TABLE

FOR FISCAL YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)[1]			Option Awards ($)[2]		Non-Equity Incentive Plan Compensation ($)[3]		All Other Compensation ($)			Total ($)
Ronald V. Waters III[4] President and Chief Executive Officer (PEO)	2009 2008 2007	$ $ $	490,034 446,931 330,769	$ $ $	0 0 0		$ $ $	240,032 854,872 397,600	[5] [7] [9]	$ $ $	0 448,179 458,025	$ $ $	0 87,252 185,256	$ $ $	4,808 26,791 43,804	[6] [8] [10]	$ $ $	734,874 1,864,025 1,415,454
Timothy P. O’Connor Senior Vice President and Chief Financial Officer (PFO)	2009 2008	$ $	250,000 28,846	$ $	118,750 0	[11]	$ $	252,464 105,000	[12] [14]	$ $	0 106,022	$ $	0 0	$ $	1,000 0	[13]	$ $	622,214 239,868
Richard T. Riley[15] Executive Chairman	2009		$525,192		$0			$399,984	[16]		$464,446		$0		$6,300	[17]		$1,395,922
	2008		$558,250		$0			$821,792	[18]		$245,642		$117,315		$38,891	[19]		$1,781,890
	2007		$486,539		$0			$775,320	[20]		$274,815		$279,000		$37,503	[21]		$1,853,177
Thomas A. Wooters Executive Vice President and General Counsel	2009 2008 2007	$ $ $	272,000 280,481 258,366	$ $ $	0 0 0		$ $ $	100,048 124,691 140,154	[22] [24] [26]	$ $ $	116,111 81,881 35,726	$ $ $	0 55,216 122,747	$ $ $	2,511 19,601 32,059	[23] [25] [27]	$ $ $	490,670 561,870 589,052
Kevin M. Mullins Senior Vice President and General Manager (Domestic)	2009 2008 2007	$ $ $	243,000 248,815 229,385	$ $ $	0 0 0		$ $ $	146,432 164,233 140,154	[28] [30] [32]	$ $ $	91,476 49,128 35,726	$ $ $	0 33,291 91,484	$ $ $	4,693 36,422 35,766	[29] [31] [33]	$ $ $	485,601 531,889 532,515
William R. Duvall	2009		$154,847		$0			$97,344	[34]		$60,951		$0		$71,617	[35]		$384,759
Former Executive Vice President and Chief Technology Officer	2008 2007	$ $	251,677 246,250	$ $	0 0		$ $	102,376 100,394	[36] [38]	$ $	30,848 25,191	$ $	52,460 108,922	$ $	40,760 45,500	[37] [39]	$ $	478,121 526,257

[1]

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718, pursuant to the 2003 Plan or the 2008 Plan, as applicable. Assumptions used in the calculations of these amounts are included in Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

[2]

The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2003 Plan or the 2008 Plan, as applicable. Assumptions used in the calculations of these amounts are included Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. These options are non-qualified stock options issued under the 2003 Plan or the 2008 Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

[3]	The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards paid to the Named Executive Officers under the applicable year’s Annual Incentive Plan.
[4]	Mr. Waters is also a director of the Company. However, he did not receive any fees in connection with such services and his total compensation was paid for his services as an executive officer.
[5]

This amount represents the value at grant date of 57,700 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $336,045, representing 140% of target. On February 11, 2010, Mr. Waters forfeited the entire grant of 57,700 performance-based shares and Mr. Waters was issued 28,850 performance-based shares.

[6]

This amount includes $2,308 attributable to the Company’s match of Mr. Waters’ contribution to the Nonqualified Deferred Compensation Plan and the fee for an executive physical paid for by the Company.

[7]

This amount includes (i) $420,344, which represents the value at grant date of 57,026 and 13,800 shares of time-based restricted stock and (ii) $434,528, which represents the value at grant date of 34,500 and 17,250 shares of performance-based restricted stock. Mr. Waters’ grants of 34,500 and 17,250 performance-based shares were forfeited in their entirety on December 11, 2008 and March 3, 2010, respectively.

[8]

This amount includes $6,900 attributable to the Company’s match of Mr. Waters’ contribution to the Company’s 401(k) plan and $19,891 attributable to the Company’s match of Mr. Waters’ contribution to the Nonqualified Deferred Compensation Plan.

[9]

This amount includes (i) $198,800, which represents the value at grant date of 10,000 shares of time-based restricted stock and (ii) $198,800, which represents the value at grant date of 10,000 shares of performance-based restricted stock. Mr. Waters’ grant of 10,000 performance-based shares was forfeited in its entirety on February 18, 2009.

[10]

This amount includes $1,302 attributable to the Company’s match of Mr. Waters’ contribution to the Company’s 401(k) plan, $8,769 attributable to the Company’s match of Mr. Waters’ contribution to the Nonqualified Deferred Compensation Plan, the fee for an executive physical paid for by the Company, the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Waters and relocation costs and related expenses reimbursed to Mr. Waters.

[11]

Pursuant to the terms of Mr. O’Connor’s commencement of employment with the Company, this amount includes (i) a $25,000 bonus paid to Mr. O’Connor after 90 days of employment with the Company and (ii) $93,750, which represents the guaranteed payment of 75% of Mr. O’Connor’s 2009 target cash bonus, paid in the first quarter of 2010.

[12]

This amount includes (i) $162,400, which represents the value at grant date of 40,000 shares of time-based restricted stock and (ii) $90,064, which represents the value at grant date of 21,650 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $126,090, representing 140% of target. On February 11, 2010, Mr. O’Connor forfeited the entire grant of 21,650 performance-based shares and Mr. O’Connor was issued 10,825 performance-based shares.

[13]	$1,000 is attributable to fees for financial and tax planning services paid by the Company.
[14]	This amount represents the value at grant date of 28,150 shares of time-based restricted stock.
[15]	Mr. Riley is also a director of the Company. However, he did not receive any fees in connection with such services and his total compensation was paid for his services as an executive officer.
[16]

This amount represents the value at grant date of 96,150 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $559,978, representing 140% of target. On February 11, 2010, Mr. Riley forfeited the entire grant of 96,150 performance-based shares and Mr. Riley was issued 48,075 performance-based shares.

[17]	This amount includes fees for financial and tax planning services paid by the Company and the fee for an executive physical paid for by the Company.
[18]

This amount includes (i) $200,858, which represents the value at grant date of 19,750 shares of time-based restricted stock and (ii) $620,934, which represents the value at grant date of 49,300 and 24,650 shares of performance-based restricted stock. Mr. Riley’s grants of 49,300 and 24,650 performance-based shares were forfeited in their entirety on December 11, 2008 and March 3, 2010, respectively.

[19]

This amount includes $6,900 attributable to the Company’s match of Mr. Riley’s contribution to the Company’s 401(k) plan, $26,391 attributable to the Company’s match of Mr. Riley’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company and the fee for an executive physical paid for by the Company.

[20]

This amount includes (i) $208,740, which represents the value at grant date of 10,500 shares of time-based restricted stock and (ii) $566,580, which represents the value at grant date of 28,500 shares of performance-based restricted stock. Mr. Riley’s grant of 28,500 performance-based shares was forfeited in its entirety on February 18, 2009.

[21]

This amount includes $6,750 attributable to the Company’s match of Mr. Riley’s contribution to the Company’s 401(k) plan, $20,650 attributable to the Company’s match of Mr. Riley’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid for by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Riley.

[22]

This amount represents the value at grant date of 24,050 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $140,067, representing 140% of target. On February 11, 2010, Mr. Wooters forfeited the entire grant of 24,050 performance-based shares and Mr. Wooters was issued 12,025 performance-based shares.

[23]	This amount represents the Company’s match of Mr. Wooters’ contribution to the Nonqualified Deferred Compensation Plan.
[24]

This amount represents the value at grant date of 9,900 and 4,950 shares of performance-based restricted stock. Mr. Wooters’ grants of 9,900 and 4,950 performance-based shares were forfeited in their entirety on December 11, 2008 and March 3, 2010, respectively.

[25]

This amount includes $6,900 attributable to the Company’s match of Mr. Wooters’ contribution to the Company’s 401(k) plan and $12,701 attributable to the Company’s match of Mr. Wooters’ contribution to the Nonqualified Deferred Compensation Plan.

[26]

This amount includes (i) $52,682, which represents the value at grant date of 2,650 shares of time-based restricted stock and (ii) $87,472, which represents the value at grant date of 4,400 shares of performance-based restricted stock. Mr. Wooters’ grant of 4,400 performance-based shares was forfeited in its entirety on February 18, 2009.

[27]

This amount includes $6,750 attributable to the Company’s match of Mr. Wooters’ contribution to the Company’s 401(k) plan, $11,123 attributable to the Company’s match of Mr. Wooters’ contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Wooters.

[28]

This amount includes (i) $78,832, which represents the value at grant date of 18,950 shares of time-based restricted stock and (ii) $67,600, which represents the value at grant date of 16,250 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to Mr. Mullins’ 16,250 performance-based shares would be $94,640, representing 140% of target. On February 11, 2010, Mr. Mullins forfeited the entire grant of 16,250 performance-based shares and Mr. Mullins was issued 8,125 performance-based shares.

[29]

This amount includes $2,243 attributable to the Company’s match of Mr. Mullins’ contribution to the Nonqualified Deferred Compensation Plan and the fee for an executive physical paid for by the Company.

[30]

This amount includes (i) $40,172, which represents the value at grant date of 3,950 shares of time-based restricted stock and (ii) $124,061, which represents the value at grant date of 9,850 and 4,925 shares of performance-based restricted stock. Mr. Mullins’ grants of 9,850 and 4,925 performance-based shares were forfeited in their entirety on December 11, 2008 and March 3, 2010, respectively.

[31]

This amount includes $13,800 attributable to the Company’s match of Mr. Mullins’ contribution to the Company’s 401(k) plan and $16,372 attributable to the Company’s match of Mr. Mullins’ contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company and the fee for an executive physical paid for by the Company.

[32]

This amount includes (i) $52,682, which represents the value at grant date of 2,650 shares of time-based restricted stock and (ii) $87,472, which represents the value at grant date of 4,400 shares of performance-based restricted stock. Mr. Mullins’ grant of 4,400 performance-based shares was forfeited in its entirety on February 18, 2009.

[33]

This amount includes $13,500 attributable to the Company’s match of Mr. Mullins’ contribution to the Company’s 401(k) plan and $13,763 attributable to the Company’s match of Mr. Mullins’ contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Mullins.

[34]

This amount includes (i) $52,416, which represents the value at grant date of 12,600 time-based restricted shares and (ii) $44,928, which represents the value at grant date of 10,800 performance-based restricted shares. On August 24, 2009, the 12,600 time-based shares and 10,800 performance-based shares were forfeited in their entirety.

[35]

Includes $66,835 paid pursuant to Mr. Duvall’s Retirement Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, $2,252 attributable to the Company’s match of Mr. Duvall’s contribution to the Nonqualified Deferred Compensation Plan and fees for financial and tax planning services paid by the Company.

[36]

This amount includes (i) $24,917, which represents 2,450 shares of time-based restricted stock and (ii) $77,459, which represents 6,150 and 3,075 shares of performance-based restricted stock. On August 24, 2009, Mr. Duvall forfeited 1,633 time-based shares, representing two-thirds of the 2,450 time-based share grant. Mr. Duvall’s grants of 6,150 and 3,075 performance-based shares were forfeited in their entirety on December 11, 2008 and August 24, 2009, respectively.

[37]

This amount includes $13,800 attributable to the Company’s match of Mr. Duvall’s contribution to the Company’s 401(k) plan, $22,960 attributable to the Company’s match of Mr. Duvall’s contribution to the Nonqualified Deferred Compensation Plan and fees for financial tax planning services paid by the Company.

[38]

This amount includes (i) $37,772, which represents the value at grant date of 1,900 shares of time-based restricted stock and (ii) $62,622, which represents the value at grant date of 3,150 shares of performance-based restricted stock. On August 24, 2009, Mr. Duvall forfeited 633 time-based shares, representing one-third of the 1,900 time-based shares. Mr. Duvall’s grant of 3,150 performance-based shares was forfeited in its entirety on February 18, 2009.

[39]

This amount includes $13,500 attributable to the Company’s match of Mr. Duvall’s contribution to the Company’s 401(k) plan, $21,897 attributable to the Company’s match of Mr. Duvall’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial tax planning services paid by the Company, the fee for an executive physical paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Duvall.

The Summary Compensation Table above quantifies the value of the various forms of compensation earned by the Named Executive Officers in fiscal years 2009, 2008 and 2007 respectively. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentive plan compensation and long-term equity incentive awards. We do not have employment agreements with any of our Named Executive Officers.

Based on the grant date fair value of equity awards granted to Named Executive Officers in 2009 and the base salary and cash incentive compensation of the Named Executive Officers, on average, “Salary” accounted for approximately 48% of total compensation, non-equity incentive compensation accounted for approximately 0% and equity incentive compensation accounted for approximately 52% of the total compensation earned in 2009 to the Named Executive Officers. Named Executive Officers who were not employed by the Company for the entire fiscal year were excluded from this calculation.

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2009

The following table shows all awards granted to each of the Named Executive Officers during the fiscal year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)[2]	Grant Date Fair Value of Stock and Option Awards[3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald V. Waters III	2/12/09	2/12/09	$0	$292,080	$423,516
	2/23/09	2/12/09				23,080	57,700	80,780					$240,032
Timothy P. O’Connor	2/12/09	2/12/09	$0	$125,000	$181,250
	2/23/09	2/12/09				8,660	21,650	30,310					$90,064
	12/09/09	12/09/09							40,000	[4]			$162,400
Richard T. Riley	2/12/09	2/12/09	$0	$315,000	$456,750
	2/23/09	2/12/09				38,460	96,150	134,610					$399,984
	2/23/09	2/12/09									236,600	$4.16	$464,446
Thomas A. Wooters	2/12/09	2/12/09	$0	$136,000	$197,200
	2/23/09	2/12/09				9,620	24,050	33,670					$100,048
	2/23/09	2/12/09									59,150	$4.16	$116,111
Kevin M. Mullins	2/12/09	2/12/09	$0	$121,500	$176,175
	2/23/09	2/12/09				6,500	16,250	22,750					$67,600
	2/23/09	2/12/09							18,950				$78,832
	2/23/09	2/12/09									46,600	$4.16	$91,476
William R. Duvall	2/12/09	2/12/09	$0	$122,000	$176,900
	2/23/09	2/12/09				4,320	10,800	15,120					$44,928
	2/23/09	2/12/09							12,600				$52,416
	2/23/09	2/12/09									31,050	$4.16	$60,951

[1]

The amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, subcolumn “Threshold” reflect the minimum percentage vesting of the performance-based restricted stock over a prospective two-year period for meeting the minimum established threshold. Below the minimum threshold no performance based shares will vest. The amount shown in “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Maximum” is 140% of the target amount listed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, subcolumn “Target”. These amounts are based on the executive officer’s performance-based restricted stock awards issued in February 2009, subject to Company-performance goals over a two-year period, with any vesting occurring in February 2011.

[2]	In accordance with the 2008 Plan, the exercise price of the stock option awards is equal to the closing price of our Common Stock as reported by The NASDAQ Global Select Market on the date of grant.
[3]

The amounts included in the column “Grant Date Fair Value of Stock Option Awards” reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2008 Plan. These options are non-qualified stock options issued under the 2008 Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options).

[4]	These shares vest on the first anniversary date of the date of grant.

The amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Target” reflect the target payment level of annual incentive cash compensation under the Company’s Annual Incentive Plan. Annual cash incentive compensation is determined based on objective performance criteria approved in advance by the Compensation Committee relating to: (i) the Company’s (and/or an applicable business unit, division, or function’s) actual performance, including financial performance measures against our corporate revenue, operating profit and, as applicable, a particular business unit’s revenue and operating profit; and (ii) individual performance, which includes goals relating to strategic business objectives and professional growth and development. Annual incentive cash compensation targets for executive officers range from 40% to 60% of their respective base salary as a result of market benchmarking and internal alignment. For most executive officers, in 2009, Company or business unit performance was weighted approximately 80% and individual performance was weighted approximately 20%, depending upon the individual executive officer and his role and responsibilities. For our Executive Chairman and President and Chief Executive Officer, Company performance was weighted 90% and individual performance was weighted 10%.

In 2009, satisfaction of the individual performance portion was determined based upon the achievement of strategic individual goals established by the Compensation Committee at the beginning of the performance period, while the Company performance portion was determined based on revenue and operating income targets, which are based upon our annual budget and business plan. Each year, the possible payout to executive officers resulting from Company performance ranges from a minimum of 0% to a maximum of 145%, while the possible payout relating to satisfaction of individual goals ranges from 0% to 100%.

Historically, the individual performance portion and each of the Company performance portions of annual cash incentive compensation were calculated independently of one another to determine the actual payout under the Annual Incentive Plan. However, in February 2009, the Committee tied the maximum percentage of payout for satisfaction of individual performance criteria to that of the corresponding percentage payout resulting from the Company performance, as reflected in the percentage satisfaction of the revenue and operating income targets. The Committee continued to link the maximum percentage of payout for individual performance to the actual percentage of payout for Company performance for 2010.

In determining actual payments under the Annual Incentive Plan, the Compensation Committee applies a formulaic adjustment to the established target based on the Company’s relative percentage of goal achievement. No annual cash incentive compensation is paid pursuant to a particular Company performance goal if achievement of that specific goal is below 70%. There are incremental increases in pay out for each incremental percent of achievement above the 70% threshold with respect to each applicable Company performance target. Upon achievement of the 70% threshold, 30% of the target cash incentive will be paid, at 100% achievement, the full target cash incentive will be paid and at 115% or more achievement, 145% of the target cash incentive will be paid, which represents the maximum possible payout.

Notwithstanding the foregoing, the Compensation Committee retains negative discretion with respect to payments under the Annual Incentive Plan, which permits the Compensation Committee to lower, but not increase, the actual payouts under the plan. Although Company revenue was above the 70% threshold in 2009, the Compensation Committee used its negative discretion, since overall Company performance as measured through various metrics did not satisfy expectations, and determined that no annual incentive cash compensation awards would be paid to executive officers under the Annual Incentive Plan for 2009.

Outstanding Equity Awards at December 31, 2009

The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options, unvested stock awards and equity incentive plan awards as of December 31, 2009, and the value of unvested stock and unearned shares that have not vested as of the end of the fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

		Option Awards[1]						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable[3]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[4] (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald V. Waters III	2/26/2007	25,000	25,000			$19.88	2/26/2014	10,000	[6]	$40,400
	5/23/2008	11,287	33,863			$10.14	2/25/2015	13,800		$55,752
	12/11/2008	35,079	105,239			$4.91	12/11/2015	57,026		$230,385	17,250	[7]	$69,690
	2/23/2009										57,700	[8]	$233,108
Timothy P. O’Connor	11/24/2008	17,384	52,152			$3.73	11/24/2015	28,150		$113,726
	12/09/2009							40,000	[9]	$161,600
	2/23/2009										21,650	[10]	$87,466
Richard T. Riley	2/1/2005	40,000	0			$14.26	2/1/2015
	2/24/2006	3,900	1,300			$22.18	2/24/2013
	12/4/2006	37,500	12,500			$15.25	12/3/2013
	2/26/2007	15,000	15,000			$19.88	2/26/2014	10,500	[11]	$42,420
	5/23/2008	16,125	48,375			$10.14	2/25/2015	19,750		$79,790
	12/11/2008										24,650	[12]	$99,586
	2/23/2009	0	236,600			$4.16	2/23/2016				96,150	[13]	$388,446
Thomas A. Wooters	12/1/2003	45,000	0			$8.74	12/1/2013
	3/10/2005	15,000	0			$14.17	3/10/2015
	2/24/2006	2,400	800			$22.18	2/24/2013
	2/26/2007	1,950	1,950			$19.88	2/26/2014	2,650	[14]	$10,706
	5/23/2008	5,375	16,125			$10.14	2/25/2015
	12/11/2008										4,950	[15]	$19,998
	2/23/2009	0	59,150	[16]		$4.16	2/23/2016				24,050	[17]	$97,162
Kevin M. Mullins	3/24/2000	20,000	0			$7.125	03/24/2010
	5/30/2001	5,000	0			$5.70	5/30/2011
	2/25/2002	20,000	0			$5.38	2/25/2012
	2/25/2003	12,500	0			$5.23	2/25/2013
	3/03/2004	10,000	0			$8.10	3/3/2014
	3/10/2005	10,000	0			$14.17	3/10/2015
	2/24/2006	1,950	650			$22.18	2/24/2013
	2/26/2007	1,950	1,950			$19.88	2/26/2014	2,650	[18]	$10,706
	5/23/2008	3,225	9,675			$10.14	2/25/2015	3,950		$15,958
	12/11/2008										4,925	[19]	$19,897
	2/23/2009	0	46,600			$4.16	2/23/2016	18,950		$76,558	16,250	[20]	$65,650
William R. Duvall	3/24/2000	25,000	0			$7.13	3/24/2010
	5/30/2001	30,000	0			$5.70	5/30/2011
	2/25/2002	40,000	0			$5.38	2/25/2012
	2/25/2003	38,000	0			$5.23	8/24/2012
	3/3/2004	15,000	0			$8.10	8/24/2012
	3/10/2005	15,000	0			$14.17	8/24/2012
	2/24/2006	2,625	0			$22.18	8/24/2012
	2/26/2007	1,375	0			$19.88	8/24/2012
	5/23/2008	2,025	0			$10.14	8/24/2012

[1]	Unless otherwise specified, non-qualified options vest in four equal annual installments beginning on the first anniversary date of the date of grant.
[2]

Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock options vest ratably on the first four anniversaries of the date of grant, unless otherwise stated.

[3]	Each outstanding stock option that is not yet vested and exercisable is listed in this column.
[4]

The shares in this column represent time-based restricted stock that, as of December 31, 2009, had not yet vested. The corresponding market values are based on the closing price ($4.04) of the Company’s stock on December 31, 2009. These time-based restricted stock awards vest on the third anniversary of the date of grant.

[5]

The shares in this column represent performance-based restricted stock that, as of December 31, 2009, had not yet vested. The corresponding market values are based on the closing price ($4.04) of the Company’s stock on December 31, 2009. Unless otherwise stated, these performance-based restricted stock awards vest on the date the Company issues its earnings release for the period covering the second year of the two-year measuring period, if the Company’s financial performance meets pre-defined, aggregate operating income targets for such two-year period.

[6]	This time-based restricted stock award vested in its entirety on February 26, 2010.
[7]	This performance-based restricted stock award was forfeited in its entirety on March 3, 2010 due to the Company’s failure to meet the specified adjusted operating income target for 2009.
[8]

This performance-based restricted stock award was forfeited in its entirety on February 11, 2010 and Mr. Waters was issued a 28,850 performance-based shares, with vesting based upon satisfaction of 2010 EBITDA targets.

[9]	This time-based restricted stock award of 40,000 shares will vest in its entirety on December 9, 2010.
[10]

This performance-based restricted stock award was forfeited in its entirety on February 11, 2010 and Mr. O’Connor was issued 10,825 performance-based shares, with vesting based upon satisfaction of 2010 EBITDA targets.

[11]	This time-based restricted stock award of 10,500 shares vested in its entirety on February 26, 2010.
[12]	This performance-based restricted stock award was forfeited in its entirety on March 3, 2010 due to the Company’s failure to meet the specified adjusted operating income target for 2009.
[13]

This performance-based restricted stock award was forfeited in its entirety on February 11, 2010 and Mr. Riley was issued 48,075 performance-based shares, with vesting based upon satisfaction of 2010 EBITDA targets.

[14]	This time-based restricted stock award of 2,650 shares vested in its entirety on February 26, 2010.
[15]	This performance-based restricted stock award was forfeited in its entirety on March 3, 2010 due to the Company’s failure to meet the specified adjusted operating income target for 2009.
[16]	This stock option award of 59,150 shares is subject to a 2 year pro rata vesting period.
[17]

This performance-based restricted stock award was forfeited in its entirety on February 11. 2010 and Mr. Wooters was issued 12,025 performance-based shares, with vesting based upon satisfaction of 2010 EBITDA targets.

[18]	This time-based restricted stock award of 2,650 shares vested in its entirety on February 26, 2010.
[19]	This performance-based restricted stock award was forfeited in its entirety on March 3, 2010 due to the Company’s failure to meet the specified adjusted operating income target for 2009.
[20]

This performance-based stock award was forfeited in its entirety on February 11, 2010 and Mr. Mullins was issued 8,125 performance-based shares, with vesting based upon satisfaction of 2010 EBITDA targets.

Option Exercises and Stock Vested Table

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ronald V. Waters III	—	—	—		—
Timothy P. O’Connor	—	—	—		—
Richard T. Riley	—	—	29,000		$118,100
Thomas A. Wooters	—	—	4,200		$12,716	[1]
Kevin M. Mullins	—	—	4,200		$17,220
William R. Duvall	—	—	6,281	[2]	$28,694

[1]

This amount includes the value realized by Mr. Wooters for income tax purposes in 2009 and may not include shares actually received by Mr. Wooters. In addition, the value realized for a portion of the stock that vested pro rata in prior years, but that Mr. Wooters actually received in 2009, was previously reported pro rata in prior years. Under restricted stock award agreements issued to Mr. Wooters, based upon Mr. Wooters attaining age 65, one-third of each of Mr. Wooters’ time-based restricted stock award shares were treated as taxable for income tax purposes in 2009, but were not acquired by Mr. Wooters until deemed vested in accordance with the terms of the agreements. Of Mr. Wooters’ restricted stock awards treated as taxable for income tax purposes in 2009 (i) 1,400 award shares became unrestricted on February 24, 2009 and (ii) 883 award shares became unrestricted on February 26, 2010.

[2]

This amount includes 1,265 and 816 time-based restricted shares, which represents the pro-rata amount of time-based restricted stock awards granted on February 26, 2007 and May 23, 2008, respectively. These awards vested upon Mr. Duvall’s retirement on August 24, 2009 pursuant to the terms of his restricted stock agreements.

Nonqualified Deferred Compensation Plans

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)[1]	Company Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ronald V. Waters III	$31,267	$2,308	$18,468	$0	$129,606	[3]
Timothy P. O’Connor	$0	$0	$0	$0	$0
Richard T. Riley	$58,328	$0	$70,145	$79,436	$337,055	[4]
Thomas A. Wooters	$17,750	$2,511	$35,437	$0	$147,153	[5]
Kevin M. Mullins	$12,898	$2,243	$7,363	$67,144	$48,635
William R. Duvall	$16,617	$2,252	$49,222	$0	$236,744	[6]

[1]

All of the amounts reported in this column have been included as “Salary” or “Non-Equity Incentive Plan Compensation”, as appropriate, in the Summary Compensation Table appearing on page 23 of this proxy statement.

[2]	All of the amounts reported in this column have been included as “All Other Compensation” in the Summary Compensation Table appearing on page 23 of this proxy statement.
[3]	$26,308 was previously reported as compensation received in 2007 and $59,673 was previously reported as compensation received in 2008.
[4]	$114,888 was previously reported as compensation received in 2007 and $219,595 was previously reported as compensation received in 2008.
[5]	$33,370 was previously reported as compensation received in 2007 and $38,104 was previously reported as compensation received in 2008.
[6]	$51,182 was previously reported as compensation received in 2007 and $53,773 was previously reported as compensation received in 2008.

Under the Company’s nonqualified deferred compensation plan, executive officers and certain employees of the Company may defer up to 50% of annual salary and 100% of annual incentive cash compensation which is payable upon termination of employment with the Company, death, disability or retirement or as an in-service withdrawal after a minimum deferral period of three years. The Company’s matching contributions under the plan are discretionary. As of March 2009, the Company suspended matches under the plan. Moreover, participant contributions from annual cash incentive compensation were not matched by the Company in 2009. Prior to the suspension of the matches, the Company matched 100% of a participant’s contributions up to a maximum of 6% of total cash compensation for executives with five years or more of service and 50% of contributions up to a maximum of 6% for executives with fewer than five years of service. Each year’s matching contributions (and associated earnings) cliff vest after three years, or on the death or disability of the executive officer or upon a change in control of the Company.

Each participating executive officer may request that the deferred amounts be allocated among several available investment options established and offered by us, subject to approval by the Compensation Committee. These investment options provide market rates of return and are not subsidized by the Company. The benefit payable under the plan to a participant following termination of employment is equal to the applicable deferred and matching amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts.

We have established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, we will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to our creditors if we become insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, we remain obligated to pay any deficiency.

Retirement payouts upon an executive officer’s retirement from the Company are payable either in a lump-sum payment or in annual installments over a period of up to ten years. In-service payouts are payable either in a lump sum or substantially equal annual installments over a period of five years. Upon death, disability or termination of employment, all amounts shall be paid in a lump-sum payment as soon as administratively feasible except for certain key employees for which distributions shall not be made until after six months from the date of termination.

Change in Control Agreements

We have entered into double trigger change-in-control agreements with Richard T. Riley, Ronald V. Waters III, Timothy P. O’Connor, Thomas A. Wooters, Kevin M. Mullins and certain other executive officers. A double trigger change-in-control agreement requires both a change-in-control and a termination of employment either (i) involuntarily, other than for cause, death, disability or the sale of the business or (ii) voluntarily for good reason. The change-in-control agreement between the Company and William R. Duvall terminated on his retirement date, which was August 24, 2009. The change-in-control agreement between the Company and Mr. Wooters terminated effective March 31, 2010 pursuant to the terms of his retirement agreement.

For purposes of the change-in-control agreements, a change-in-control is deemed to occur if: (i) any person becomes the beneficial owner of 50% or more of the Company’s then outstanding stock; (ii) the directors who currently constitute our Board cease for any reason to constitute at least a majority of the Board; or (iii) there is a consummation of any transaction contemplated by a resolution of the Board approving an agreement of consolidation of the Company with, or a merger into, another corporation or business, unless following the consolidation or merger more than 50% of the outstanding voting securities are then beneficially owned by all or substantially all of the same individuals or entities who held such shares immediately before the consolidation or merger.

The Compensation Committee views the potential lump-sum cash payments for an involuntary termination without cause, or a voluntary termination with good reason, following a change of control of the Company, as reasonable and appropriate for the executive officers, as the process of matching high level senior executives to appropriate new positions may take a significant amount of time. A tax “gross-up” provision applies to Mr. Riley and Mr. Waters in the event of a change-in-control of the Company. In the Compensation Committee’s view, the tax “gross-up” is an appropriate method for us to protect such executive officers from the punitive effects of a 20% excise tax levied by the federal income tax laws on certain income paid to such executive officers in such circumstances.

With respect to Mr. Riley and Mr. Waters, if, within 90 days before or 12 months after a change in control of the Company, such Named Executive Officer’s employment is terminated (i) by us other than for cause, disability or retirement or (ii) by the Named Executive Officer, for good reason (as defined below), we have agreed to, in addition to salary, benefits and awards accrued through the date of termination:

•

Pay the Named Executive Officer an amount equal to three times the sum of (i) his base salary on the date of the change in control and (ii) the highest of his target bonus for the year or the actual bonus paid during either of the prior two years;

•	Provide such Named Executive Officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 36 months following such termination; and

•	Provide a tax “gross-up” payment sufficient to compensate the Named Executive Officer for the amount of any excise tax imposed under Section 4999 of the Internal Revenue Code, and for any taxes imposed on such additional payment; provided, however, that we will not pay any such “gross-up” amount unless the sum of the payments received by Mr. Riley and Mr. Waters, respectively, exceed the amounts permitted by Section 280G(b)(3) of the IRS Code by more than $50,000.

For purposes of Mr. Riley’s and Mr. Waters’ change-in-control agreements, “good reason” is defined as termination based on (i) a material and adverse change in the individual’s status or position as an officer or management employee of the Company or the assignment of duties or responsibilities which are materially inconsistent with such status or position; (ii) a reduction by the Company in an individual’s base salary; (iii) the failure by the Company to continue any plan, other than any equity compensation plan, in which the individual was participating at the time of the change in control and other than as a result of the normal expiration of any such plan in accordance with its terms; (iv) the Company’s requirement that the individual be based at an office more than 50 miles from the individual’s then current office; (v) the failure by the Company to obtain from any successor the assent to such change in control agreement; or (vi) any purported termination which is not effected pursuant to the notice of termination requirements contained in the change-in-control agreement. Good Reason also includes the executive’s termination of his employment with the Company after a change in control of the Company if either (1) he is no longer serves in the office held prior to the change in control, or (2) the surviving entity’s equity securities are not publicly-traded on an established securities market such as the New York Stock Exchange or NASDAQ. In addition, a termination by the executive for any reason during the twelfth (12th) month following any change in control of the Company shall be deemed to be a termination for Good Reason under such change-in-control agreements.

With respect to the other Named Executive Officers who are currently party to change in control agreements, namely, Mr. O’Connor and Mr. Mullins, if, within 90 days before or 12 months after a change in control of the Company, such Named Executive Officer’s employment is terminated (i) by us other than for cause, disability or retirement, or (ii) by the Named Executive Officer, for good reason (as defined below), we have agreed to, in addition to salary, benefits and awards accrued through the date of termination:

•

Pay the Named Executive Officer an amount equal to 1.5 times the sum of (i) his base salary on the date of the change in control, and (ii) the highest of his target bonus for the year or actual bonus paid during either of the prior two years; and

•	Provide such Named Executive Officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 24 months following such termination.

For purposes of the change-in control agreements for Mr. O’Connor and Mr. Mullins, “good reason” is defined as termination based on (i) a material and adverse change in the individual’s status or position as an officer or management employee of the Company or the assignment of duties or responsibilities which are materially inconsistent with such status or position; (ii) a reduction by the Company in an individual’s base salary; (iii) the failure by the Company to continue any plan, other than any equity compensation plan, in which the individual was participating at the time of the change in control and other than as a result of the normal expiration of any such plan in accordance with its terms; (iv) the Company’s requirement that the individual be based at an office more than 50 miles from the individual’s then current office; (v) the failure by the Company to obtain from any successor the assent to such change in control agreement; or (vi) any purported termination which is not effected pursuant to the notice of termination requirements contained in the change-in-control agreement.

Under the change of control agreements with each Named Executive Officer, we have further agreed to:

•

Pay 50% of any payment due in a lump sum as soon as practicable after the change in control and 1/36th of the remaining 50% of such payment on a regularly-scheduled monthly pay date with a final lump sum payment of the unpaid balance to be paid no later than March 15 of the year following the calendar year in which the change in control occurs, in all cases subject to any modifications necessary to avoid adverse tax consequences under Section 409A of the Code;

•

Provide automatic vesting of (i) all Company contributions to the Nonqualified Deferred Compensation Plan and (ii) all outstanding equity awards including stock options and restricted stock awards, including any performance-based restricted stock awards; and

•	Reimburse legal fees and any expenses incurred in enforcement of the Named Executive Officer’s rights under the change in control agreement.

Pursuant to the agreements, the Named Executive Officers shall not at any time communicate or disclose to any unauthorized persons any of our proprietary processes or other confidential information concerning the business, products, suppliers or customers which, if disclosed, would have a material adverse effect upon our business or operations.

The chart below summarizes the total payments and provision of benefits that would have been payable to the Named Executive Officers if a change of control had occurred on December 31, 2009:

CHANGE IN CONTROL PAYMENTS

Name	Salary/ Bonus	Accelerated Vesting of Equity Awards	Accelerated Vesting of Deferred Compensation Plan Match	Medical/ Dental Benefits[1]	Payment of Excise Tax and Gross-Up	Total
Ronald V. Waters III	$2,336,640	$559,645	$2,074	$30,931	$1,156,631	$4,085,921
Timothy P. O’Connor	$562,500	$384,348	$0	$19,967	$0	$966,815
Richard T. Riley	$2,520,000	$510,656	$1,680	$28,856	$1,216,744	$4,277,936
Thomas A. Wooters	$612,000	$107,868	$0	$19,317	$0	$739,185
Kevin M. Mullins	$546,750	$168,872	$0	$19,317	$0	$734,939

[1]

Consists of the present value of current medical and dental insurance coverage based upon the type of coverage the Company carried for the Named Executive Officer as of January 1, 2010 and using the premiums in effect on January 1, 2010.

COMPENSATION OF DIRECTORS

The following table and notes present the compensation earned by directors in the last fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2009

Name[1]	Fees Earned or Paid in Cash ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Harvey Rosenthal	$45,125	$51,600	$0	$0	$5,000	$101,725
Robert J. Murray	$42,875	$51,600	$0	$0	$5,000	$99,475
Rory J. Cowan	$39,500	$51,600	$0	$0	$0	$91,100
John H. MacKinnon	$47,000	$51,600	$0	$0	$5,000	$103,600
Robert L. Rewey	$41,750	$51,600	$0	$0	$0	$93,350
Maria Renna Sharpe	$38,000	$51,600	$0	$0	$1,600	$91,200

[1]

Richard T. Riley, our current Executive Chairman, and Ronald V. Waters, III, our current President and Chief Executive Officer, are not included in this table as they are employees of the Company and thus received no compensation for their services as directors in 2009. The compensation received by Messrs. Riley and Waters as employees is shown in the Summary Compensation Table on page 23.
[2]

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718, pursuant to the 2008 Plan. Each non-employee director was granted 15,000 shares of restricted stock on May 26, 2009 pursuant to the terms of the 2008 Plan. The grant date fair value of such award was $3.44 per share, using the May 26, 2009 closing price of the Company’s Common Stock on NASDAQ. As of December 31, 2009, each director named in the Director Compensation Table owned following number of shares: John H. MacKinnon: 39,460; Harvey Rosenthal: 45,460; Robert J. Murray: 91,960; Robert L. Rewey: 36,960; Maria Renna Sharpe: 36,282; and Rory J. Cowan: 27,747.

[3]

As of December 31, 2009, each director named in the Director Compensation Table owned the following number of options: John H. MacKinnon: 27,500; Harvey Rosenthal: 30,000; Robert J. Murray: 30,000; Robert L. Rewey: 7,500; Maria Renna Sharpe: zero; and Rory J. Cowan: zero.

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by us of members of the Board.

On May 20, 2009, the Board approved a flat fee structure for the cash portion of director compensation and established the maximum number of shares a director may receive pursuant to restricted stock awards in a given year.

Effective May 20, 2009, each non-employee director receives an annual fixed fee retainer of $40,000, payable quarterly. Directors also receive restricted stock awards, as described below, and are eligible to participate in our charitable gift matching program up to $5,000 in the aggregate per year. Robert J. Murray has been designated as the Lead Director to chair and lead meetings limited to independent directors. The Lead Director and the Chairperson of the Nominating/Governance Committee each receive an annual stipend of $5,000. The Chairperson of the Compensation Committee receives an annual stipend of $7,500. The Chairperson of the Audit Committee receives an annual stipend of $10,000. Directors are reimbursed for reasonable out of pocket travel, hotel and incidental expenses for each Board meeting attended. Annual cash and equity compensation is prorated for new directors taking office in between annual shareholder meeting dates.

Consistent with past practice, on the third business day following an annual meeting of shareholders, each eligible non-employee director elected or re-elected at such meeting receives an annual grant of $80,000 (rounded to the nearest whole number of shares) in value based on the fair market value on the date of grant (as defined in the applicable stock incentive plan) of restricted stock subject to forfeiture and restrictions on transfer which lapse after two years; provided that such award shall be limited to a maximum of 15,000 shares of the Company’s Common Stock on such date. Such grants of restricted stock were made to each non-employee director elected or re-elected at our annual meeting of shareholders held on May 20, 2009. In 2009, each eligible non-employee director received shares of restricted stock equal to a value of $51,600 as compared to $80,000 in 2008. Any non-employee director elected other than at the annual meeting of shareholders is granted such restricted stock on a pro-rated basis.

Similar to executive officers, directors are subject to a minimum share ownership requirement. Within two years after joining our Board, each director is required to directly own a minimum of 5,000 shares of the Company’s Common Stock. All of our directors have satisfied this equity ownership requirement.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of John H. MacKinnon (Chairperson), Harvey Rosenthal and Rory J. Cowan, who are independent directors, as defined by applicable SEC and NASDAQ rules, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2009. The Audit Committee has discussed with the independent Registered Public Accounting Firm the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as it may be modified or supplemented.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management and the outside auditors’ major financial risk exposures and the quality and adequacy of the Company’s internal controls and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2009 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)

Harvey Rosenthal

Rory J. Cowan

AUDITORS

Audit Fees

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, collectively, Deloitte & Touche, to the Company in the last two fiscal years were as follows:

	2009	2008
Audit Fees	$626,568	$663,400
Audit-Related Fees	$67,500	—
Tax Fees	$154,106	$207,249
All Other Fees	$5,500	$5,000

Total Fees	$853,674	$875,649

Audit Fees. These fees comprise of professional services rendered in connection with the audit of our consolidated financial statements for its Annual Report on Form 10-K and the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include consents for other SEC filings.

Audit-Related Fees. These fees comprise of professional services rendered in connection with the review of comment letters received from the Securities and Exchange Commission.

Tax Fees. Fees for tax services consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $83,331 and $120,520 in 2009 and 2008, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of (i) federal, state and local income tax return assistance, (ii) sales and use, property and other tax return assistance and (iii) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $70,775 and $86,729 in 2009 and 2008, respectively. Tax planning and advice are services rendered with respect to proposed transactions or the structuring of a particular transaction to maximize tax benefits. Such services consisted of tax advice related to (i) structuring acquisitions and investments, (ii) certain internal legal restructuring actions and other intra-group restructuring actions and (iii) other miscellaneous consultations.

All Other Fees. Fees associated with our Registration Statements on Form S-8 relating to our 2008 Stock Incentive Plan totaled $5,500 and $5,000 in 2009 and 2008, respectively.

Services Provided by Deloitte & Touche

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditors. The Board also recognizes that the independent auditors possess a unique knowledge of the Company, and can provide necessary and valuable services to us in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by us when retaining the independent auditors to perform audit and non-audit services. Under the policy, all services provided by the independent auditors, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditors’ independence. Pre-approved fee levels for all services to be provided by the independent auditors are also established by the Audit Committee and any proposed services exceeding these levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent auditors to management.

All services for the periods presented above for which we engaged the independent auditors were pre-approved by the Audit Committee. The total fees paid to Deloitte & Touche for services are set forth in the table above.

POLICY GOVERNING RELATED PERSON TRANSACTIONS

In recognition of the fact that transactions involving related persons can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders, the Board has adopted a written policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee of all transactions involving the Company in which a related person is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (i) any director or executive officer of the Company or a nominee to become a director of the Company, (ii) any known beneficial owner of more than 5% of any class of the Company’s voting securities, or (iii) any immediate family member of any of the foregoing. Such transactions may be pursued only if the Audit Committee believes, after considering the matter in good faith, that they are in, or are not inconsistent with, the best interests of the Company and its shareholders.

A copy of our Related Person Transaction Policies and Procedures is available on our website at www.lojack.com under the heading “Investor Relations.”

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary, as of December 31, 2009, of shares of Common Stock reserved for issuance pursuant to all of the Company’s current equity compensation plans (the LoJack Corporation 2003 Stock Incentive Plan and the LoJack Corporation 2008 Stock Incentive Plan).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,265,080	$7.94	2,070,087
Equity compensation plans not approved by security holders	—	—	—
Total	2,265,080	$7.94	2,070,087

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of March 17, 2010, with respect to the voting securities of the Company beneficially owned by: (i) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director or director nominee of the Company, (iii) each of the Named Executive Officers and (iv) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within sixty days of March 17, 2010, defined as Currently Exercisable Options for purposes of the table and footnotes below. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent of Class
Manning & Napier Advisors, Inc. 290 Woodcliff Drive Fairport, NY 14450	1,605,111	(1)	8.76%
Buckhead Capital Management LLC 3330 Cumberland Blvd Suite 650 Atlanta, GA 30339	1,531,110	(2)	8.35%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,379,040	(3)	7.52%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	900,735	(4)	4.91%
Richard T. Riley	361,783	(5)	1.97%
Ronald V. Waters III	259,658	(6)	1.42%
William R. Duvall	193,874	(7)	1.06%
Kevin M. Mullins	173,078	(8)	*
Thomas A. Wooters	165,171	(9)	*
Robert J. Murray	121,960	(10)	*
Timothy P. O’Connor	121,359	(11)	*
Harvey Rosenthal	75,460	(12)	*
John H. MacKinnon	69,960	(13)	*
Robert L. Rewey	44,460	(14)	*
Maria Renna Sharpe	36,282		*
Rory J. Cowan	27,747		*
All Executive Officers and directors as a group (15 people)	1,662,939		9.07%

*	Less than 1% of the outstanding Common Stock as of March 17, 2010.
(1)

According to Amendment No. 1 to Schedule 13G, filed with the SEC on January 29, 2010, Manning & Napier Advisors, Inc. beneficially owns an aggregate of 1,605,111 shares and exercises sole voting power with respect to 1,650,111 shares and sole dispositive power with respect to 1,605,111 shares.

(2)

According to Schedule 13G, filed with the SEC on January 20, 2010, Buckhead Capital Management LLC and its affiliates collectively beneficially own an aggregate of 1,531,110 shares and exercise sole voting power with respect to 1,531,110 shares and sole dispositive power with respect to 1,531,110 shares.

(3)

According to Amendment No. 11 to Schedule 13G, filed with the SEC on February 12, 2010, Wellington Management Company, LLP beneficially owns an aggregate of 1,379,040 shares and exercises shared voting power with respect to 989,540 shares and shared dispositive power with respect to 1,379,040 shares.

(4)

According to Amendment No. 1 to Schedule 13G, filed with the SEC on February 9, 2010, BlackRock, Inc. beneficially owns an aggregate of 900,735 shares and exercises sole voting power with respect to 900,735 shares and sole dispositive power with respect to 900,735 shares. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC, resulting in BlackRock, Inc. being the beneficial owner of Company shares previously owned by Barclays Global Investors.

(5)	Includes 15,600 shares held in the name of Mr. Riley’s spouse and 196,600 shares issuable upon exercise of Currently Exercisable Options
(6)	Includes 95,153 shares issuable upon exercise of Currently Exercisable Options.
(7)	Includes 169,025 shares issuable upon exercise of Currently Exercisable Options.
(8)	Includes 101,125 shares issuable upon exercise of Currently Exercisable Options.
(9)	Includes 106,450 shares issuable upon exercise of Currently Exercisable Options.
(10)	Includes 30,000 shares issuable upon exercise of Currently Exercisable Options.
(11)	Includes 17,384 shares issuable upon exercise of Currently Exercisable Options.
(12)	Includes 30,000 shares issuable upon exercise of Currently Exercisable Options.
(13)	Includes 9,470 shares held jointly with Mr. MacKinnon’s spouse and 27,500 shares issuable upon exercise of Currently Exercisable Options.
(14)

Includes 7,500 shares issuable upon exercise of Currently Exercisable Options, 5,000 shares held in a trust of which Mr. Rewey is a trustee and beneficiary and 3,000 shares held in a trust of which Mr. Rewey’s spouse is trustee and beneficiary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2009 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2009, except for the failure by Ronald V. Waters III, Richard T. Riley, Thomas A. Wooters, Kevin M. Mullins, William R. Duvall, Thomas M. Camp, Joseph T. Lipowski and Steven G. Schlerf to file timely Form 4s relating to the forfeiture of performance-based restricted stock grants resulting from the Company’s failure to meet the specified operating income target. Such Form 4s were subsequently filed within 7 days of the forfeitures.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors will receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed to the Company, c/o Clerk, 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090. The Nominating/Corporate Governance Committee shall receive these communications from the Clerk, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the Company’s 2011 annual meeting of shareholders must be received at the executive offices of the Company not later than December 9, 2010, and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by shareholders intended for presentation at the 2011 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting, must be received at the executive offices of the Company no later than February 22, 2011 and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws. Any proposal received after such date will be considered untimely.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IMPORTANT

If your shares are held in your own name, please complete a proxy card over the Internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail, or request, complete and return a proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the Internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

May 20, 2010

Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the LoJack Corporation Annual Meeting of Shareholders, including our Annual Report on Form 10-K and the Proxy Statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice of Internet Availability of Proxy Materials.

The undersigned shareholder of LoJack Corporation, a Massachusetts corporation, or the Company, hereby appoints Ronald V. Waters III and Kathleen P. Lundy (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 17, 2010, at the Annual Meeting of Shareholders of LoJack Corporation, to be held on May 20, 2010, at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 8, 2010, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

The shares represented by this proxy will be voted as directed by the shareholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposal 2, and in the discretion of the proxies on such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

LOJACK CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Please date, sign and mail your proxy card back as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Fix the number of directors at 8 and elect the following nominees as directors:			For All	Withhold All	For All Except	To withhold authority to vote “For” any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) Rory J. Cowan	05) Richard T. Riley	☐	☐	☐
	02) John H. MacKinnon	06) Harvey Rosenthal
	03) Robert J. Murray	07) Maria Renna Sharpe
	04) Robert L. Rewey	08) Ronald V. Waters III

	For	Against	Abstain

2. Ratify the appointment of KPMG LLP as the registered public accounting firm of the Company for 2010.	☐	☐	☐
NOTE: In their discretion, act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.
For address change/comments, mark here. (See reverse for instructions.)		☐
Please indicate if you plan to attend this annual meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date